Exhibit 99.2

                                 Certifications


         This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the quarter ended September 30, 2002 of CRIIMI MAE Inc. (the "Issuer").

         I, William B. Dockser, Chairman of the Board and Chief Executive Officer, certify that to the best of my knowledge and as to all material respects:

(i)                   the Form 10-Q fully complies with the requirements of
                      Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.




November 14, 2002                       /s/William B. Dockser
---------------------------             -------------------------------------
DATE                                    William B. Dockser
                                        Chairman of the Board and
                                         Chief Executive Officer